Exhibit 10.25

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 23, 2022, is made by and among ADMA BIOLOGICS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower named in the signature pages hereto or having joined this Agreement pursuant to Section 23 (each a “Subsidiary Guarantor” and, together with the Borrower, each a “Grantor” and, collectively, the “Grantors”), and HAYFIN SERVICES LLP, as administrative agent for the Lenders referred to below (in such capacity, together with its successors and assigns, the “Agent”).

WHEREAS, the Borrower, certain other Credit Parties from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to that certain Credit Agreement and Guaranty, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Borrower will incur Indebtedness and the other Obligations and the Subsidiary Guarantors will guarantee such Indebtedness and other Obligations (the “Guaranty”).

WHEREAS, it is a condition precedent to the making of the Loans by the Lenders under the Credit Agreement that the Grantors enter into this Agreement and grant to the Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the obligations of the Borrower and the Subsidiary Guarantors described below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1          Definitions; Interpretation.

(a)    Terms Defined in Credit Agreement.  All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)      Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Accounts” means any and all of any Grantor’s accounts, as such term is defined in Section 9-102 of the UCC.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bailee Letter” means a bailment agreement substantially in the form of Exhibit F or otherwise in form and substance satisfactory to the Agent.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

“Chattel Paper” means any and all of any Grantor’s chattel paper, as such term is defined in Section 9-102 of the UCC, including all Electronic Chattel Paper.

“Collateral” has the meaning set forth in Section 2(a).

“Commercial Tort Claims” means any and all of any Grantor’s commercial tort claims, as such term is defined in Section 9-102 of the UCC, including any such claims described in Schedule 1.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank, depository or other Person establishing the Agent’s control with respect to any Deposit Accounts, Securities Accounts, lockboxes, disbursement accounts, investment accounts or similar accounts, Letter-of-Credit Rights or Investment Property, for purposes of Article 8 or Sections 9-104, 9-106 and 9-107 of the UCC.

“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the UCC, maintained by or for the benefit of any Grantor, whether or not restricted or designated for a particular purpose.

“Documents” means any of any Grantor’s documents, as such term is defined in Section 9-102 of the UCC.

“Electronic Chattel Paper” means any and all of any Grantor’s electronic chattel paper, as such term is defined in Section 9-102 of the UCC.

“Equipment” means any and all of any Grantor’s equipment, including any and all fixtures, as such terms are defined in Section 9-102 of the UCC.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means any (a) Deposit Account or Securities Account specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor or any of their respective Subsidiaries’ employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (b) 401(k) accounts, escrow accounts and trust accounts and any other accounts the pledge or encumbrance of which would be prohibited by applicable Law, (c) Deposit Account or Securities Account that is a zero-balance disbursement account, (d) Deposit Account or Securities Account with an average daily balance not in excess of $100,000 individually or $250,000 in the aggregate and (e) Deposit Account into which payments with respect to Governmental Payors are deposited and for which assignment is prohibited under applicable Law (“Governmental Payment Account”) (but not including any Deposit accounts into which such Governmental Payor deposited payments are swept).

“Excluded Property” has the meaning set forth in Section 2(a).

“General Intangibles” means any and all of any Grantor’s general intangibles, as such term is defined in Section 9-102 of the UCC.

“Goods” means any and all of any Grantor’s goods, as such term is defined in Section 9-102 of the UCC.

“Governmental Payor” means a federal or state healthcare program including, without limitation, Medicare or Medicaid.

“Grantors” has the meaning set forth in the preamble to this Agreement.

“Guaranty” has the meaning set forth in the recitals to this Agreement.

“Instruments” means any and all of any Grantor’s instruments, as such term is defined in Section 9-102 of the UCC.

“Intellectual Property Collateral” means the following properties and assets owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i)           all Patents, including domestic and foreign Patents, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such Patents and licenses described in Schedule 2), together with all rights to sue and collect damages for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals and extensions in part thereof;

(ii)          all Copyrights, including domestic and foreign Copyrights, together with underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said Copyrights are statutory or arise under the common law, and all other rights and works of authorship, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including the Copyrights and licenses described in Schedule 2), and all income and royalties with respect thereto, and all other rights, Claims and demands in any way relating to any such Copyrights or works, including royalties and rights to sue and collect damages for past, present or future infringement thereof, and all rights arising therefrom and pertaining thereto;

(iii)       all Trademarks, including state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such Trademarks, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including the Trademarks and licenses described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof,, other than any “intent to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, together with all rights to sue and collect damages for past, present and future infringement thereof, all rights arising therefrom and pertaining thereto;

(iv)          all Trade Secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses, together with all rights to sue and collect damages for past, present and future infringement thereof, all rights arising therefrom and pertaining thereto;

(v)           the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets; and

(vi)         all other intellectual property and proprietary rights, or other similar property and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, including rights to sue for or collect damages for any past, present or future infringement of any of the foregoing.

“Intellectual Property Security Agreement” means each Patent Security Agreement in substantially the form of Exhibit C, each Trademark Security Agreement in substantially the form of Exhibit D, each Copyright Security Agreement in substantially the form of Exhibit E or any amendment thereto, in form and substance satisfactory to the Agent, supplementary to this Agreement and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Inventory” means any of any Grantor’s inventory, as such term is defined in Section 9-102 of the UCC.

“Investment Property” means any of any Grantor’s investment property, as such term is defined in Section 9-102 of the UCC.

“IP License” means all contractual obligations, whether written or oral, granting any right, title and interest in any Intellectual Property.

“Joinder Agreement” has the meaning set forth in Section 23.

“Joining Grantor” has the meaning set forth in Section 23.

“Landlord Consent” means a landlord waiver substantially in the form of Exhibit G or otherwise in form and substance reasonably satisfactory to the Agent and the applicable landlord.

“Letter-of-Credit Rights” means any and all of any Grantor’s letter-of-credit rights, as such term is defined in Section 9-102 of the UCC.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3.

“Pledge Supplement” has the meaning specified in Section 3(h).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other Capital Securities of the direct or indirect Subsidiaries of the Borrower), whether certificated or uncertificated; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in capital stock or other Capital Securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments; (vii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Collateral Agreements” has the meaning specified in Section 5(q)(i).

“Pledged Shares” means all of the issued and outstanding Capital Securities, whether certificated or uncertificated, of the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time).

“Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means all Obligations, whether in respect of Indebtedness or other obligations of the Grantors to any Secured Party under the Credit Agreement, the Notes, the Guarantee or any of the other Loan Documents or otherwise.

“Secured Parties” means the Agent and the Lenders.

“Securities Account” means securities account, as such term is defined in Section 8-501 of the UCC, maintained by or for the benefit of any Grantor, whether or not restricted or designated for a particular purpose.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

“UCC” means the Uniform Commercial Code in effect in the State of New York, as amended from time to time.

(c)  Terms Defined in UCC.  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

(d)   Interpretation.  The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2          Security Interest.

(a)          Grant of Security Interest.  As security for the payment and performance of the Secured Obligations, each Grantor hereby grants to the Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of such Grantor’s personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following property (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts; (v) all Books and Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all other Goods; (xiii) all Intellectual Property Collateral; (xiv) all Rights to Payment; (xv) all Pledged Collateral; (xvi) all money; (xvii) all products and Proceeds of any and all of the foregoing; (xviii) all Supporting Obligations of any and all of the foregoing and (xviii) all IP Licenses; provided that the following property shall be excluded from the Collateral (collectively, the “Excluded Property”):

(A) motor vehicles or any other property or equipment subject to certificate of title laws or the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;

(B) Excluded Accounts;

(C) any property to the extent that (i) the grant of a security interest therein is prohibited by or in violation of any law, rule or regulation applicable to such Grantor, or requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or (ii) any grant of a security interest therein is prohibited by, constitutes a breach or default under, requires any consent not obtained under, or results in the termination of (or a termination right for any party thereto (other than the applicable Grantor)) any permit, lease, license, contract or agreement; provided, that such property shall not be excluded under this clause (ii) to the extent that such prohibition would be rendered unenforceable or otherwise deemed ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC; provided, further that in the case of clauses (i) and (ii), such assets shall be included (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such property not subject to the provisions specified in clause (i) or (ii) above;

(D) any application for registration of a Trademark filed with the U.S. Patent and Trademark Office on an intent-to-use basis for which, and solely during the period in which, an amendment to allege use or a statement of use has not been filed under 15 U.S.C. Section 1051(c) or 15 U.S.C. Section 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. Section 1051(a) and accepted by the U.S. Patent and Trademark Office as set forth in the defined term “Intellectual Property Collateral”;

(E) assets subject to capital leases, purchase money financing or similar arrangements permitted under the Credit Agreement (i) if the contractual provisions governing the relevant capital lease, purchase money financing or similar arrangement prohibits (or would require the consent of any Person other than the Borrower and its Affiliates which has not been obtained) the grant and/or perfection of a first priority Lien thereon to secure the Obligations or (ii) to the extent that any applicable law prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (i) and (ii), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC;

(F) Governmental Payment Accounts;

(G) any assets to the extent that such grant of a Lien thereon would reasonably be expected to result in material adverse tax consequences to the Grantors, as reasonably determined by the Borrower;

(H) any Capital Securities in partnerships, joint ventures and non-wholly owned Subsidiaries which cannot be pledged without the consent of one or more third parties (other than the Borrower or any of their Subsidiaries (after giving effect to any applicable anti-assignment provision of the UCC or other applicable law)) which has not been obtained or violates applicable law (provided, that (x) such requirement existed at the time of the acquisition of such asset and was not incurred in contemplation thereof and (y) such acquisition was permitted by the Loan Documents); and

(I) any other assets where the cost (or other consequences) of creating, attaching or perfecting of Lien thereon exceeds the practical benefit to the Secured Parties afforded thereby, as reasonably determined by the Agent and the Borrower;

provided, further, that the exclusions set forth in the foregoing clauses shall not apply to any Proceeds, products, substitutions or replacements of the foregoing property unless such Proceeds, products, substitutions or replacements would themselves constitute property excluded pursuant to foregoing clauses.

(b) Grantors Remain Liable.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights granted to the Agent hereunder shall not release any Grantor from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (iii) neither the Agent nor any other Secured Party shall have any obligation or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Continuing Security Interest.  Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 24.

SECTION 3          Perfection and Priority.

(a)   Financing Statements, Etc.  Each Grantor hereby authorizes the Agent (or its designee) to file at any time and from time to time any financing statements describing the Collateral (including describing the Collateral as “all assets” or “all personal property” of such Grantor, or words of similar effect), and each Grantor shall execute and deliver to the Agent, and each Grantor hereby authorizes the Agent (or its designee) to file (with or without such Grantor’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form satisfactory to the Agent, as the Agent or the Majority Lenders may reasonably request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor (i) ratifies and authorizes the filing by the Agent (or its designee) of any financing statements filed with respect to the Collateral prior to the date hereof and (ii) shall from time to time take the actions specified in subsections (b) through (i) below.

(b)     Delivery of Pledged Collateral.  Each Grantor hereby agrees to deliver to or for the account of the Agent, at the address and to the Person to be designated by the Agent, the certificates, instruments and other writings representing any Pledged Collateral, to the extent certificated, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form satisfactory to the Agent. If any Grantor becomes entitled to receive or receives any Pledged Collateral after the date hereof, such Grantor shall accept the foregoing as the agent for the Agent, shall hold it in trust for the Agent, shall segregate it from other property or funds of such Grantor and shall promptly deliver the same and all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of the Agent, at the address and to the Person to be designated by the Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Agent.

(c)   Transfer of Security Interest Other Than by Delivery.  If for any reason Pledged Collateral cannot be delivered to or for the account of the Agent as provided in Section 3(b), each applicable Grantor shall promptly take such other steps as may be necessary or as reasonably requested from time to time by the Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the UCC. As soon as practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Agent as provided in Section 3(b).

(d) Intellectual Property Collateral.

(i)          Each Grantor shall execute and deliver to the Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Agent may reasonably request, and record or cause to be recorded (including by giving authorization to the Agent to so record) such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office and any other intellectual property offices that the Agent may require, as applicable, and take any such other action as may be necessary, or as the Agent may request, to perfect the Agent’s security interest in such Intellectual Property Collateral.

(ii)          Promptly following the creation or other acquisition of any Intellectual Property Collateral created or acquired by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, such Grantor shall modify this Agreement by amending Schedule 2 to include any Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof and record such Intellectual Property Security Agreement with the U.S. Copyright Office or the U.S. Patent and Trademark Office and any other intellectual property offices that the Agent may request, as applicable, and take (or cause to be taken) such other action as may be necessary, or as the Agent or the Majority Lenders may request, to perfect the Agent’s security interest in such Intellectual Property Collateral.

(e) Documents, Etc.  Each Grantor shall deliver to the Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3. Upon the reasonable request of the Agent, the Grantors shall mark all Documents and Chattel Paper with such legends as the Agent shall reasonably specify.

(f) Bailees.  Any Person (other than the Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Agent. At any time and from time to time, the Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Agent, and obtain such Person’s written acknowledgment thereof, in form and substance satisfactory to the Agent.  Without limiting the generality of the foregoing, each Grantor will join with the Agent in notifying any Person who has possession of any Collateral of the Agent’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Agent.

(g) Control.  Each Grantor will cooperate with the Agent in obtaining control (as defined in the UCC) of or otherwise obtaining a perfected security interest in the Collateral consisting of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, including delivery of Control Agreements, in form and substance satisfactory to the Agent, as the Agent may request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Agent’s security interest in such Collateral.

(h) Additional Capital Securities.  In the event that any Grantor acquires any Pledged Collateral after the date hereof, such Grantor shall deliver to the Agent a pledge supplement, duly executed by such Grantor and substantially in the form of Exhibit B (the “Pledge Supplement”), together with all schedules thereto, reflecting such additional Pledged Collateral, and the certificates and other documents required to be delivered pursuant to Section 3(b) in respect of such additional Pledged Collateral. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Agent shall attach to such Pledged Collateral immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

(i) Further Assurances.  Each Grantor agrees to, at its own expense, promptly execute and deliver all further instruments and documents and take all other commercially reasonable actions as the Agent may reasonably request to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4          Representations and Warranties.  Each Grantor represents and warrants to each Secured Party that:

(a) Location of Chief Executive Office and Collateral.  Such Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1, and all other locations (as of the date of this Agreement) where such Grantor conducts business or Collateral is kept are set forth in Schedule 1.

(b) Locations of Books.  All locations where Books pertaining to the Rights to Payment of such Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Grantor, are set forth in Schedule 1.

(c) Jurisdiction of Organization and Names.  Such Grantor’s jurisdiction of organization is set forth in Schedule 1, and such Grantor’s exact legal name is as set forth in the signature pages of this Agreement. All trade names and trade styles under which such Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, such Grantor has not, at any time in the last five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d) Collateral.  Such Grantor has rights in or the power to transfer the Collateral, and such Grantor is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Liens other than Permitted Liens.

(e) Enforceability; Priority of Security Interest.

(i)          This Agreement creates a security interest which is enforceable against the Collateral in which such Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and

(ii)          the Agent has a perfected and first priority security interest in the Collateral in which such Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, for the Agent’s own benefit and for the ratable benefit of the other Secured Parties, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.

(f) Other Financing Statements.  Other than (i) financing statements filed in connection with any Permitted Liens and (ii) financing statements in favor of the Agent for itself and on behalf of the other Secured Parties, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g) Rights to Payment.

(i)          The Rights to Payment of such Grantor represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto unless such Rights to Payment are being disputed in good faith by such Grantor and the amount in dispute does not exceed $150,000 in the aggregate, and are and will be genuine and what they purport to be;

(ii)          such Grantor has not assigned any of its rights under any of its Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents; and

(iii)         all Rights to Payment of such Grantor comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution.

(h) Inventory.  No Inventory of such Grantor is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1.

(i)          Intellectual Property.  Except as set forth in Schedule 2, such Grantor does not (directly or through any Subsidiary) own, possess or use under any licensing arrangement (other than software that is commercially available to the public) any Intellectual Property, nor is there currently pending before any Governmental Authority any application for registration of any Intellectual Property.  The Intellectual Property owned by each Grantor is valid and enforceable, and where the subject of a registration or application for registration, subsisting.  Neither the use of any Intellectual Property of any Grantor, nor the operation of any Grantor’s business infringes, misappropriates or otherwise violates the Intellectual Property of any other Person. The Grantors exclusively own, or have a valid, enforceable license to, all Intellectual Property used in, necessary for or otherwise material to the operation of the business of the Grantors.  Each employee, contractor or other Person responsible for the development, invention or creation of any Intellectual Property owned or purported to be owned by a Grantor has executed a valid, enforceable agreement with such Grantor, whereby such employee, contractor or other Person has assigned to such Grantor, pursuant to present, affirmative assignment language, all right, title and interest in and to such Intellectual Property.

(j)          Equipment.  None of the Equipment that constitutes Collateral is leased from or to any Person, except as set forth in Schedule 1 or as otherwise disclosed to the Agent and the Lenders.

(k)         Deposit Accounts.  The names and addresses of all financial institutions at which such Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

(l)         Instrument Collateral.  (i) Such Grantor has not previously assigned any interest in any Instruments held by such Grantor (other than such interests as will be released on or before the date hereof), (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise), and (iii) no material default exists under or in respect of such Instruments.

(m)       Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral.  (i) All of the Pledged Shares and Partnership and LLC Collateral of such Grantor have been, and upon issuance any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other Capital Securities of such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable law and any applicable partnership or operating agreement, (ii) such Grantor is or, in the case of any such additional Pledged Collateral, will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Agent or with respect to the foreclosure, transfer or disposition thereof by the Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) the Pledged Shares and Partnership and LLC Collateral of such Grantor constitute 100% of the issued and outstanding Capital Securities of all directly and indirectly owned Subsidiaries of such Grantor, and no securities convertible into or exchangeable for any Capital Securities of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any Capital Securities of any such Subsidiary, are issued and outstanding, (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by such Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been disclosed in writing to the Agent and the Lenders, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of such Grantor (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) there exists no material violation or material default under any such agreement by such Grantor or, to the best knowledge of such Grantor party thereto, the other parties thereto, and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement.

(n) Other Investment Property; Instruments; and Chattel Paper.  All Securities Accounts of such Grantor and other Investment Property of such Grantor are set forth in Schedule 1, and all Instruments and Chattel Paper held by such Grantor are also set forth in Schedule 1.

(o) Control Agreements.  No Control Agreements exist with respect to any Collateral held by such Grantor other than any Control Agreements in favor of the Agent.

(p) Letter-of-Credit Rights.  Such Grantor does not have any Letter-of-Credit Rights except as set forth in Schedule 1.

(q) Commercial Tort Claims.  Such Grantor does not have any Commercial Tort Claims except as set forth in Schedule 1.

(r) Leases.  Such Grantor is not and will not become a lessee, sublessee or licensee under any real property lease, sublease, license or other agreement governing the location of Collateral at the premises of another Person, including those agreements set forth under the heading, “Real Estate Leases” on Schedule 6.17 to the Credit Agreement (together with any amendments, modifications, supplements, addenda, replacements and renewals thereof, each, a “Lease”) pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral unless such Grantor uses commercially reasonable efforts to obtain a Leasehold Mortgage from the lessor thereof in favor of  Agent in accordance with the terms and provisions of the Credit Agreement.

SECTION 5          Covenants.  So long as any of the Secured Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been asserted) remain outstanding, each Grantor agrees that:

(a) Defense of Collateral.  Such Grantor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Agent’s right or interest in, the Collateral.

(b) Preservation of Collateral.  Such Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c) Compliance with Laws, Etc.  Such Grantor will comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral having a value in excess of $150,000 in the aggregate.

(d) Location of Books and Chief Executive Office.  Such Grantor will: (i) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 1; and (ii) give at least ten (10) days’ prior written notice to the Agent of (A) any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any such Books or collecting Rights to Payment for such Grantor or (B) any changes in the location of such Grantor’s chief executive office or principal place of business.

(e) Location of Collateral.  Such Grantor will:

(i)          keep the Collateral held by such Grantor at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to the Agent pursuant to clause (ii) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, other dispositions permitted hereunder or under the Credit Agreement and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least ten (10) days’ prior written notice of any removal to the Agent; and

(ii)          give the Agent at least ten (10) days’ prior written notice of any change in the locations set forth in Schedule 1.

(f) Change in Name, Identity or Structure.  No Grantor will (i) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties, (ii) change its jurisdiction of organization or legal structure, (iii) relocate its chief executive office, principal place of business or any office in which it maintains books or records relating to its business (including the establishment of any new office or facility), (iii) change its registration as an organization or (iv) otherwise make any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

(g) Maintenance of Records.  Such Grantor will keep separate, accurate and complete Books with respect to the Collateral held by or owned by such Grantor, disclosing the Agent’s security interest hereunder.

(h) Disposition of Collateral.  Such Grantor will not surrender or lose possession of (other than to the Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by or owned by such Grantor or any right or interest therein, other than Permitted Dispositions.

(i) Liens.  Such Grantor will keep the Collateral held by such Grantor free of all Liens except Permitted Liens.

(j) Leased Premises; Collateral Held by Warehouseman, Bailee, Etc.  Except for the Landlord Consents, SNDAs and Leasehold Mortgage required to be delivered pursuant to Section 7.13 of the Credit Agreement, such Grantor hereby agrees to use commercially reasonable efforts to deliver to the Agent, within sixty (60) days after the Closing Date (or such later date as the Agent may agree to in its sole discretion) from each Person from whom such Grantor leases any premises, and from each other Person at whose premises any Collateral held by such Grantor is at any time present (including any bailee, warehouseman or similar Person), any such Bailee Letter, Leasehold Mortgage, collateral access, subordination, consent and estoppel agreements as the Agent may reasonably require, in form and substance satisfactory to the Agent.  With respect to any new Lease or modification or amendment to a Lease, each Grantor will use commercially reasonable efforts to include therein a waiver of the lessor lien rights, including a waiver of all statutory lien rights, to the Collateral and a requirement for such lessor to enter into a Landlord Consent and deliver a SNDA in form and substance satisfactory to the Agent.  Further, with respect to any new Lease or other agreements or arrangements entered into or occurring after the date hereof, each Grantor hereby agrees to use commercially reasonable efforts to deliver to Agent from each Person from whom such Grantor leases any premises, and from each other Person at whose premises any Collateral held by such Grantor is at any time present (including any bailee, warehouseman or similar Person), any such Bailee Letter, Landlord Consent, SNDA, Leasehold Mortgage, collateral access, subordination, consent and estoppel agreements as the Agent may reasonably require, in form and substance satisfactory to the Agent.

(k) Rights to Payment.  Such Grantor will:

(i)          as may be required under the Credit Agreement, furnish to the Agent full and complete reports, in form and substance satisfactory to the Agent, with respect to the Accounts;

(ii)          if any Accounts of such Grantor arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify the Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Agent in order that all monies due and to become due thereunder shall be assigned to the Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(iii)          upon the written request of the Agent upon the occurrence and during the continuation of an Event of Default (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of such Grantor of the security interest hereunder, and (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Agent or to such other Person or location as the Agent shall specify; and

(iv)          upon the occurrence and during the continuation of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment of such Grantor as the Agent shall require.

(l) Instruments, Investment Property, Etc.  Upon the written request of the Agent, such Grantor will (i) promptly deliver to the Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated Capital Securities with respect to any Investment Property held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Agent is the entitlement holder with respect to any Investment Property held by such securities intermediary on behalf of such Grantor, and/or obtain Control Agreements in favor of the Agent from such securities intermediaries, in form and substance satisfactory to the Agent, with respect to any such Investment Property, as reasonably requested by the Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, as the Agent shall reasonably specify.

(m) Deposit Accounts and Securities Accounts.  Such Grantor will give the Agent prompt notice of the establishment of any new Deposit Account and of any new Securities Account established by such Grantor with respect to any Investment Property held by such Grantor.

(n) Inventory.  Other than those locations identified in Schedule 1, such Grantor will not (i) store any Inventory with a bailee, warehouseman or similar Person or on premises leased to such Grantor, (ii) dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, or (iii) acquire any Inventory from any Person on any such basis.

(o) Intellectual Property Collateral.  Such Grantor:

(i)          will not allow or suffer any Intellectual Property Collateral held by such Grantor to lapse or become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except as reasonable and appropriate in accordance with prudent business practices;

(ii)          will diligently prosecute all applications for Patents and Trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, Taxes and expenses incurred in connection with any Intellectual Property Collateral held by such Grantor; and

(iii)          will not license any Intellectual Property Collateral to any third party except to the extent expressly permitted by the Credit Agreement.

(p) Notices, Reports and Information.  Such Grantor will (i) promptly notify the Agent of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter-of-Credit Rights); (ii) promptly notify the Agent of any claim made or asserted against the Collateral having a value in excess of $150,000 in the aggregate by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Agent’s security interest thereon; (iii) promptly furnish to the Agent such listings, descriptions and schedules with respect to the Equipment and Inventory of such Grantor, and such other reports and other information in connection with the Collateral, as the Agent may reasonably request in writing, all in reasonable detail; and (iv) upon the reasonable written request of the Agent make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

(q) Shareholder Agreements and Other Agreements.  Such Grantor shall:

(i)          comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder;

(ii)          take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to (A) not include in its Pledged Collateral Agreements any provision that any Capital Securities in such Partnership and LLC Collateral be a “security” as defined under Article 8 of the UCC; and (B) provide specifically at all times that no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Agent) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Agent of any remedy hereunder or under applicable Law;

(iii)          not take vote or enable to take any other action to certificate any Pledged Shares or Partnership and LLC Collateral of any Grantor to the extent such Pledged Shares or Partnership and LLC Collateral is not certificated as of the Closing Date, unless such Grantor delivers a certificate evidencing such Capital Security to the Agent in accordance with this Agreement; and

(iv)          not vote to enable or take any other action to: (A) amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner materially adverse to the Agent or the other Secured Parties or that adversely affects the validity, perfection or priority of the Agent’s security interest therein.

(v)          Additionally, such Grantor agrees that no such Partnership and LLC Collateral (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a Securities Account.

(r) Insurance.  Such Grantor shall:

(i)          carry and maintain in full force and effect, at the expense of such Grantor and with financially sound and reputable insurance companies, insurance with respect to the Collateral held by such Grantor in such amounts, with such deductibles and covering such risks in accordance with Section 7.4 of the Credit Agreement. Upon the reasonable written request of the Agent, and in any event not less often than annually, such Grantor shall furnish the Agent with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. All insurance policies required under this subsection (r) shall provide that they shall not be terminated or cancelled without at least thirty (30) days’ prior written notice to the applicable Grantor and the Agent (or ten (10) days’ prior written notice if the Agent consents to such shorter notice). Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (r) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Grantors; and

(ii)          give prompt notice to the Agent if there is an Event of Loss in connection with any Collateral of such Grantor and make any mandatory prepayments of the Loans to the extent required by Section 3.2(c) of the Credit Agreement.

SECTION 6          Rights to Payment and Pledged Collateral.

(a)   Collection of Rights to Payment.  Until the Agent exercises its rights hereunder to collect any Rights to Payment of any Grantor, each such Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment held by such Grantor. At the request of the Agent, upon the occurrence and during the continuation of any Event of Default, all remittances received by such Grantor shall be held in trust for the Agent and, in accordance with the Agent’s instructions, remitted to the Agent or deposited to an account with the Agent in the form received (with any necessary endorsements or instruments of assignment or transfer) to be applied to the repayment of the Loans in accordance with the terms of the Credit Agreement.

(b) Pledged Collateral.  Unless and until an Event of Default has occurred and is continuing, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent consistent with the Credit Agreement or the Guaranty, as applicable; provided, however, that, except in connection with transactions permitted under Section 8.5 or Section 8.6 of the Credit Agreement, such Grantor shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral held by such Grantor, or (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution of any Person whose ownership interests constitute Pledged Collateral or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any such Person. At the written request of the Agent, upon the occurrence and during the continuation of any Event of Default, the Agent shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall be held in trust for the Agent and, in accordance with the Agent’s instructions, remitted to the Agent or deposited to an account with the Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and continuation of an Event of Default, any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder. Additionally, the Agent shall have the right, upon the occurrence and continuation of an Event of Default, following prior written notice to any applicable Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by such Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Agent were the absolute owner thereof; provided that the Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.

(c) Voting Prior to an Event of Default.  Unless and until an Event of Default has occurred and is continuing, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Agent pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Agent and the other Secured Parties in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents. If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

(d) Certain Other Administrative Matters.  Following the occurrence and continuation of an Event of Default, the Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6). The Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7          Authorization; Agent Appointed Attorney-in-Fact.  In addition to (and not in limitation of) any other right or remedy provided to the Agent hereunder, the Agent shall have the right to, in the name of any Grantor, or in the name of the Agent or otherwise, without notice to or assent by any such Grantor, and each Grantor hereby constitutes and appoints the Agent (and any of the Agent’s officers or employees or agents designated by the Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a)          file any of the financing statements which must be filed to perfect or continue to perfect, maintain the priority of or provide notice of the Agent’s security interest in the Collateral;

(b)          take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c)          sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d)          notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;

(e)          receive, open and dispose of all mail addressed to such Grantor;

(f)          send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;

(g)          contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Agent;

(h)          assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(i)          exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts of such Grantor maintained with the Agent, any Lender or any other bank, financial institution or other Person;

(j)          notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Agent;

(k)          ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Agent with respect to the Collateral;

(l)          execute any and all applications, documents, papers and instruments necessary for the Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(m)          execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(n)          execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor and the Agent’s security interest therein; and

(o)          execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, in each case which the Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Agent agrees that, except upon the occurrence and continuation of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Agent, pursuant to clauses (b) through (o).  The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been asserted) have not been Paid In Full. Each Grantor hereby ratifies, to the extent permitted by law, all that the Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8          Agent Performance of Grantor Obligations.  The Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Agent on written demand for any amounts paid, or costs incurred, by the Agent pursuant to this Section 8.

SECTION 9          Agent’s Duties.  Notwithstanding any provision contained in this Agreement, the Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Agent’s possession and the accounting for moneys actually received by the Agent hereunder and as otherwise required by applicable law, the Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10          Remedies.

(a) Remedies.  Upon the occurrence and during the continuation of any Event of Default, the Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, the Guaranty or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Grantor agrees that:

(i)          The Agent may collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Agent may determine.

(ii)          The Agent may require such Grantor to assemble all or any part of the Collateral and make it available to the Agent, at any place and time designated by the Agent.

(iii)          The Agent may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Agent may reasonably determine.

(iv)          The Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v)          The Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or Securities Accounts.

(vi)          The Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Agent deems advisable in accordance with the UCC or other applicable law; provided, however, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Agent. The Agent and each of the other Secured Parties shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by law. The Agent shall give such Grantor such notice of any public or private sale as may be required by the UCC or other applicable law. Such Grantor recognizes that the Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(vii)          Neither the Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Agent’s or any other Secured Party’s rights against such Grantor. Such Grantor waives any right it may have to require the Agent or any other Secured Party to pursue any third Person for any of the Secured Obligations. The Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral so long as the Agent and the Secured Parties have complied with the UCC or other applicable law in connection with the disposition of any Collateral. The Agent may sell the Collateral without giving any warranties as to the Collateral. The Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Agent sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

(b) License.  For the purpose of enabling the Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Grantor hereby grants to the Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral.

(c) Application of Proceeds.  The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied as provided in Section 4.4(b) of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or otherwise disposed of in accordance with the UCC or other applicable law. Each Grantor shall remain liable to the Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11          Certain Waivers.  Each Grantor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Agent or the other Secured Parties (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Agent’s or any of the other Secured Parties’ power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against the Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12          Notices.  All notices or other communications hereunder shall be given in the manner and to the addresses specified in Section 11.2 of the Credit Agreement. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile or email, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 13          No Waiver; Cumulative Remedies.  No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any other Secured Party.

SECTION 14          Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Agent, each Secured Party and their respective successors and permitted assigns and shall bind any Person who becomes bound as a debtor, agent or secured party to this Agreement.

SECTION 15          Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 16          Submission to Jurisdiction.

(a)          Submission to Jurisdiction.  Any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent or any Grantor (or any of their Subsidiaries) in connection herewith shall be brought and maintained in the courts of the Borough of Manhattan in the City of New York in the State of New York or in the United States District Court for the Southern District of New York; provided that any suit seeking enforcement against any Collateral or other property may be brought, at the Agent’s option, in the courts of any jurisdiction where such Collateral or property may be found.

(b)          Waiver of Venue.  Each party hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives to the fullest extent permitted by law such immunity in respect of its obligations, including the Secured Obligations, hereunder.

(c)          Service of Process.  Each party irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York at the address for notices specified in Section 11.2 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 17          Waiver of Jury Trial and Judicial Reference Provision.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SUCH PARTY IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THE LOAN DOCUMENTS.

If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) each Grantor shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

SECTION 18          Entire Agreement; Amendment.  This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 19          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 20          Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 21          Incorporation of Provisions of the Credit Agreement.  To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XI thereof, such provisions are incorporated herein by this reference.

SECTION 22          No Inconsistent Requirements.  Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 23          Joinder.  At such time following the date hereof as any Person (an “Joining Grantor”) is required to join this Agreement pursuant to the terms of Section 7.8 of the Credit Agreement, such Joining Grantor shall execute and deliver to the Agent a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Joining Grantor had originally executed this Agreement as of the date hereof.

SECTION 24          Termination.  Upon the Payment In Full of all Secured Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been asserted), the security interests created by this Agreement shall automatically terminate and the Agent shall promptly execute and deliver to each Grantor (at such Grantor’s expense) such documents and instruments reasonably requested by such Grantor as necessary to evidence the termination and release of all security interests given by such Grantor to the Agent hereunder.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BORROWER:

ADMA BIOLOGICS, INC.

By	/s/ Brian Lenz
Name: Brian Lenz
Title: Executive Vice President, Chief Financial Officer, and Secretary

SUBSIDIARY GUARANTORS:

ADMA BIOMANUFACTURING, INC.

By	/s/ Brian Lenz
Name: Brian Lenz
Title: Vice President, Chief Financial Officer

ADMA PLASMA BIOLOGICS, INC.

By	/s/ Brian Lenz
Name: Brian Lenz
Title: Vice President, Chief Financial Officer

ADMA BIOCENTERS GEORGIA INC.

By	/s/ Brian Lenz
Name: Brian Lenz
Title: Vice President, Chief Financial Officer

[Signature Page to Security Agreement (ADMA Biologics)]

AGENT:

HAYFIN SERVICES LLP, as the Agent

By	/s/ Vikas Mehta_
Name: Vikas Mehta
Title: Authorised Signatory

[Signature Page to Security Agreement (ADMA Biologics)]